                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   RPC ENERGY SERVICES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                   RPC ENERGY SERVICES, INC.
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                           RPC ENERGY SERVICES, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                 2170 PIEDMONT ROAD, NE, ATLANTA, GEORGIA 30324

TO THE HOLDERS OF THE COMMON STOCK:

    PLEASE TAKE NOTICE that the 1995 Annual Meeting of Stockholders of RPC Energy Services, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices located at 2170 Piedmont Road, NE, Atlanta, Georgia, on Tuesday, April 25, 1995, at 9:00 A.M., or any adjournment thereof, for the following purposes:

    (1) To elect three Class III directors to the Board of Directors; and

    (2) To approve the proposed Performance-Based Compensation Agreements; and

    (3) To amend the Certificate of Incorporation of the Company to change the name of the Company from RPC Energy Services, Inc. to RPC, Inc.; and

    (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Proxy Statement dated March 22, 1995 is attached.

    The Board of Directors has fixed the close of business on February 28, 1995 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

    Stockholders who do not expect to be present at the meeting are urged to complete, date, sign and return the enclosed proxy. No postage is required if the enclosed envelope is used and mailed in the United States.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Linda H. Graham, Secretary

Atlanta, Georgia
March 22, 1995

                                PROXY STATEMENT

    This Proxy Statement and a form of proxy were first mailed to stockholders on or about March 22, 1995.

    The following information concerning the enclosed proxy and the matters to be acted upon at the Annual Meeting of Stockholders to be held on April 25, 1995, is submitted to the stockholders for their information.

                   SOLICITATION OF AND POWER TO REVOKE PROXY

    A form of proxy is enclosed. Each proxy submitted will be voted as directed, but if not otherwise specified, proxies solicited by the Board of Directors of the Company will be voted in favor of the candidates for election to the Board of Directors, in favor of the proposal to approve the Performance-Based Compensation Agreements and in favor of the proposal to change the name of the Company.

    A stockholder executing and delivering a proxy has power to revoke the same and the authority thereby given at any time prior to the exercise of such authority if he so elects, by contacting either proxyholder.

                                 CAPITAL STOCK

    The outstanding capital stock of the Company on February 28, 1995 consisted of 14,462,331 shares of Common Stock, par value $0.10 per share (excluding 147,723 treasury shares). Holders of Common Stock are entitled to one vote (non-cumulative) for each share of such stock registered in their respective names at the close of business on February 28, 1995, the record date for determining stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.

    The name and address of each stockholder who owned beneficially five percent (5%) or more of the shares of Common Stock of the Company on February 28, 1995, together with the number of shares so owned and the percentage of outstanding shares that ownership represents, and information as to Common Stock ownership of the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company, (the "Named Executives") and the executive officers and directors of the Company as a group (according to information received by the Company), is set out below:

                                                                                 AMOUNT       PERCENT OF
                              NAME AND ADDRESS                                BENEFICIALLY    OUTSTANDING
                            OF BENEFICIAL OWNER                                 OWNED(1)        SHARES
                           ---------------------                              ------------  ---------------
R. Randall Rollins .........................................................   7,898,882(2)         54.6
 2170 Piedmont Road, NE
 Atlanta, Georgia
Gary W. Rollins ............................................................   7,785,903(3)         53.8
 2170 Piedmont Road, NE
 Atlanta, Georgia
Mario Gabelli ..............................................................   1,155,000(4)          8.0
 655 Third Avenue
 New York, New York
Richard A. Hubbell .........................................................      74,565(5)          0.5
 2170 Piedmont Road, NE
 Atlanta, Georgia
Bobby Joe Cudd .............................................................      25,800             0.2
 2170 Piedmont Road, NE
 Atlanta, Georgia
James A. Lane, Jr ..........................................................      75,715(6)          0.5
 2170 Piedmont Road, NE
 Atlanta, Georgia
William S. Pegg ............................................................      79,715(6)          0.5
 2170 Piedmont Road, NE
 Atlanta, Georgia
All Directors and Executive Officers as a group (13 persons)................   9,032,529(7)         61.4


(1) Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(2) Includes 308,048 shares of the Company held as Trustee, Guardian, or Custodian for his children or as Custodian for the children of his brother, Gary W. Rollins. Also includes 402,580 shares of the Company in three trusts of which he is a Co-

     Trustee and as to which he shares voting and investment power. Also includes 6,246,914 shares owned by LOR, Inc. Mr. Rollins is an officer, director and stockholder of LOR, Inc. Also includes 432,000 shares owned by The May Partnership. Mr. Rollins is an officer, director and stockholder of Rollins Holding Company, Inc., the corporation which is the sole general partner of The May Partnership. Also includes 133,484 shares held by Rollins Investment Fund, a Georgia General Partnership, of which Mr.
     Rollins is a general partner. Also includes 82,752 shares indirectly owned by Mr. O. Wayne Rollins' Estate. Mr. Rollins is the Co-Executor and
     Co-Trustee of this estate. Does not include 10,890* shares of the Company held by his wife.

(3) Includes 163,972 shares of the Company held as Trustee or Custodian for his children or as Custodian for the grandchildren of his brother, R. Randall
     Rollins. Also includes 389,140 shares of the Company in three trusts of which he is Co-Trustee and as to which he shares voting and investment power. Also includes 6,246,914 shares owned by LOR, Inc. Mr. Rollins is an officer, director and stockholder of LOR, Inc. Also includes 432,000 shares owned by The May Partnership. Mr. Rollins is an officer, director and stockholder of Rollins Holding Company, Inc., the corporation which is the sole general partner of The May Partnership. Also includes 133,484 shares held by Rollins Investment Fund, a Georgia General Partnership, of which
     Mr. Rollins is a general partner. Also includes 82,752 shares indirectly owned by Mr. O. Wayne Rollins' Estate. Mr. Rollins is the Co-Executor and
     Co-Trustee of this estate. Does not include 50,002* shares of the Company held by his wife.

(4) Based upon information received by the Company, an aggregate of 1,155,000 shares of Company Common Stock is beneficially owned by entities controlled directly or indirectly by Mario Gabelli, as follows: 929,500 shares by GAMCO Investors, Inc. and 225,500 shares by Gabelli Funds, Inc. GAMCO
     Investors, Inc. does not have authority to vote 136,000 shares of the total
     929,500 held. Gabelli Funds, Inc. shares voting and disposition powers with respect to the 225,500 shares held.

(5) Includes 49,265 shares subject to exercisable options, and 22,000 shares of restricted stock grants.

(6) Includes 47,065 shares subject to exercisable options, and 20,000 shares of restricted stock grants.

(7)  Shares held in trusts as to which more than one officer and/or director are
     Co-Trustees have been included only once. Includes an aggregate of  238,675 shares  which may  be purchased  by 5  executive officers  upon exercise of currently exercisable options  or restricted stock  grants granted to  them pursuant  to the Company's 1984 Incentive  Stock Option Plan and 1994 Stock
     Incentive Plan.

  *Messrs. R. Randall Rollins and Gary W. Rollins disclaim any beneficial interest in these holdings.

                             ELECTION OF DIRECTORS

    Three individuals are to be elected at the Annual Meeting to serve as Class III directors for a term of three years, and until the election and qualification of their successors. Seven other individuals serve as directors but are not standing for re-election because their terms as directors extend past this Annual Meeting pursuant to provisions of the Company's bylaws which provide for the election of directors for staggered terms, with each director serving a three-year term. Unless authority is withheld, the proxy holders will vote for the election of the first three persons named below to three-year terms as directors. Although Management does not contemplate the possibility, in the event any nominee is not a candidate or is unable to serve as a director at the time of the election, unless authority is withheld, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill such vacancy.

    The name and age of each of the three nominees, his principal occupation, together with the number of shares of Common Stock beneficially owned, directly or indirectly, by him and the percentage of outstanding shares that ownership represents, all as of the close of business February 28, 1995, (according to information received by the Company) are set out below. Similar information is also provided for those directors whose terms expire in future years. Each director was originally elected as a director shortly after incorporation of the Company in January 1984, with the exception of James A. Lane, Jr. and Richard A. Hubbell, who were elected as directors on January 27, 1987.

                                                                                                PERCENTAGE OF
                                                                                    COMMON       OUTSTANDING
  NAMES OF NOMINEES                     PRINCIPAL OCCUPATION(1)             AGE    STOCK(2)        SHARES
  -------------------------  ---------------------------------------------  ---  ------------   -------------
  CLASS III (NEW TERM EXPIRES 1998)
  ------------------------------------------------------------------------
  Wilton Looney              Honorary Chairman of the Board of Genuine                            less than
                             Parts Company (Automotive parts distributor).  75         600           0.1
  Charles R. Patterson, Jr.  Retired (since July, 1992); Executive Vice
                             President of the Company and President of
                             Patterson Services, Inc. (Subsidiary of the
                             Company) (prior to July, 1992).                68           0            0
  Gary W. Rollins(3)         President and Chief Operating Officer of
                             Rollins, Inc. (Consumer services).             50   7,785,903(4)       53.8

  NAMES OF DIRECTORS                                                                            PERCENTAGE OF
  WHOSE TERMS HAVE                                                                  COMMON       OUTSTANDING
  NOT EXPIRED                           PRINCIPAL OCCUPATION(1)             AGE    STOCK(2)        SHARES
  -------------------------  ---------------------------------------------  ---  ------------   -------------
  CLASS I (TERM EXPIRES 1996)
  ------------------------------------------------------------------------
  R. Randall Rollins(3)      Chairman of the Board and Chief Executive
                             Officer of the Company; Chairman of the Board
                             and Chief Executive Officer of Rollins, Inc.
                             (Consumer services) (since October 1991);
                             Vice Chairman of the Board of Rollins, Inc.
                             (prior to October 1991).                       63   7,898,882(5)       54.6
  Henry B. Tippie            Chairman of the Board and Chief Executive
                             Officer of Tippie Communications, Inc. (Radio
                             stations).                                     68     578,139(6)        4.0
  James B. Williams          Chairman and Chief Executive Officer of
                             SunTrust Banks, Inc. (Bank holding company)
                             (since April 1991); President and Chief
                             Executive Officer of SunTrust Banks, Inc.
                             (April 1990 to April 1991).                    61      20,000           0.1
  James A. Lane, Jr.         Executive Vice President of the Company;
                             President of Chaparral Boats, Inc.
                             (Subsidiary of the Company).                   52      75,715(7)        0.5

  CLASS II (TERM EXPIRES 1997)
  ------------------------------------------------------------------------
  John W. Rollins(3)         Chairman of the Board and Chief Executive
                             Officer of Rollins Truck Leasing Corp.
                             (Vehicle leasing and transportation);
                             Chairman of the Board and Chief Executive
                             Officer of Rollins Environmental Services,
                             Inc. (Hazardous waste treatment and                                  less than
                             disposal).                                     78       6,204(8)        0.1
  Bobby Joe Cudd             Executive Vice President of the Company;
                             President of Cudd Pressure Control, Inc.
                             (Subsidiary of the Company).                   65      25,800           0.2
  Richard A. Hubbell         President and Chief Operating Officer of the
                             Company.                                       50      74,565(9)        0.5


(1) Unless otherwise noted, each of the directors has held the positions of responsibility set out in this column (but not necessarily his present title) for more than five years. In addition to the directorships listed in this column, the following individuals also serve on the boards of directors of the following companies: Henry B. Tippie: Rollins Environmental Services, Inc., Rollins Truck Leasing Corp. and Matlack Systems, Inc.; John W. Rollins: Matlack Systems, Inc. and FPA Corp.; James
     B. Williams: The Coca-Cola Company, Genuine Parts Company, Sonat Inc., and Georgia-Pacific Corporation; Gary W. Rollins: Rollins Truck Leasing Corp.;
     R. Randall  Rollins: Trust  Company Bank;  and Charles  R. Patterson,  Jr.:
     Premier Bank, NA. All of the directors shown in the above table, with the exception of Messrs. Patterson, Hubbell, Lane and Cudd, are also directors of Rollins, Inc.

(2) Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(3) R. Randall Rollins and Gary W. Rollins are brothers. John W. Rollins is their uncle.

(4) See information contained in footnote (3) to the table appearing in Capital Stock section.

(5) See information contained in footnote (2) to the table appearing in Capital Stock section.

(6) Includes 453,139 shares of Common Stock of the Company in trusts of which he is a Trustee or Co-Trustee and as to which he shares voting and investment power.

(7) See information contained in footnote (6) to the table appearing in Capital Stock section.

(8) Does not include 7,804 shares held by his wife as custodian for his children. Mr. Rollins disclaims any beneficial interest in these holdings.

(9) See information contained in footnote (5) to the table appearing in Capital Stock section.

            BOARD OF DIRECTORS COMPENSATION, COMMITTEES AND MEETINGS

    During 1994, non-employee Directors received from the Company $500 for each meeting of the Board of Directors or committee they attended, plus $4,000 per year. Effective January 1, 1995, these payments were increased to $750 per meeting and $10,000 per year.

    The Audit Committee of the Board of Directors of the Company consists of Henry B. Tippie, Chairman, Wilton Looney and James B. Williams. The Audit Committee held two meetings during the fiscal year ended December 31, 1994. Its functions are to select a firm of independent public accountants whose duty it is to audit the books and accounts of the Company and its subsidiaries for the fiscal year for which they are appointed and to monitor the effectiveness of the audit effort and the Company's financial and accounting organization and financial reporting. The Compensation Committee of the Board of Directors of the Company consists of Henry B. Tippie, Chairman, Wilton Looney and James B. Williams. It held one meeting during the fiscal year ended December 31, 1994. The functions of the Compensation Committee are to review the Company's executive compensation structure and to report to the Board any changes to insure continued effectiveness. The Board of Directors met four times during the fiscal year ended December 31, 1994. The Company does not have a nominating committee of the Board of Directors. No director attended fewer than 75 percent of Board Meetings and meetings of committees on which he served during the fiscal year.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None of the directors named above who serve on the Company's Compensation Committee are or have ever been employees of the Company. No executive officer of the Company serves on a Compensation Committee of another company. R. Randall Rollins, an executive of the Company, serves on the Board of Directors of Trust Company Bank, a subsidiary of SunTrust Banks, Inc. Mr. Williams is the Chairman and Chief Executive Officer of SunTrust. Mr. Rollins is not on the Compensation Committee of either SunTrust or Trust Company.

                             EXECUTIVE COMPENSATION

    Shown below is information concerning the annual and long-term compensation for services in all capacities to the Company for the calendar years ended December 31, 1994, 1993 and 1992 of those persons who were at December 31, 1994
(i) the chief executive officer and (ii) the other Named Executives of the Company whose total annual compensation exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                    COMPENSATION AWARDS
                                                                   ----------------------
                                                     ANNUAL        RESTRICTED  SECURITIES
                                                  COMPENSATION       STOCK     UNDERLYING
                                                -----------------    AWARDS     OPTIONS       ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR   SALARY    BONUS    ($) (1)       (#)      COMPENSATION(2)
- ----------------------------------------  ----  --------  -------  ----------  ----------  ---------------
R. Randall Rollins                        1994  $320,000  $     0          0          0    $         0
  Chairman of the Board &                 1993   320,000        0          0          0              0
  Chief Executive Officer                 1992   300,000        0          0          0              0

Richard A. Hubbell                        1994   243,333  127,500    176,000     11,000          1,800
  President & Chief Operating Officer     1993   222,500  100,000          0          0          2,670
                                          1992   205,000        0          0          0          2,460

Bobby Joe Cudd                            1994   110,090    7,360          0          0          1,409
  Executive Vice President, &             1993   110,090   27,381          0          0          1,650
  President, Cudd Pressure Control        1992   110,090    6,340          0          0          1,397

James A. Lane, Jr.                        1994    67,841  926,885    160,000          0          1,800
  Executive Vice President, &             1993    67,841  555,347          0          0          2,830
  President, Chaparral Boats, Inc.        1992    67,841  636,915          0          0          2,620

William S. Pegg                           1994    67,841  926,885    160,000          0          1,800
  Executive Vice President, &             1993    67,841  555,347          0          0          2,830
  Executive Vice President, Chaparral     1992    67,841  636,915          0          0          2,620
  Boats, Inc.


(1) The values set forth for restricted stock awards are as of April 26, 1994, the date of grant of Time Lapse Restricted Stock. On December 31, 1994, these were the only shares of restricted stock held by the Named Executives. The number of shares held and their values on December 31, 1994 were as follows: Mr. Hubbell, 22,000 shares valued at $167,750; Mr. Lane, 20,000 shares valued at $152,500; and Mr. Pegg, 20,000 shares valued at $152,500. The December 31, 1994 values are based on the December 31, 1994 closing market stock price of $7.625 and do not take into account any diminution of value attributable to time lapse restrictions on these shares. Time Lapse Restricted Stock vests ten years from the date of grant. This stock is forfeited if the employment of the Named Executive terminates prior to vesting for reasons other than death, retirement or permanent disability. During these ten years, grantees receive all dividends declared and retain voting rights for the granted shares.

(2) Effective July 1, 1984, the Company adopted the RPC Energy Services Retirement Account ("Retirement Account"), a qualified retirement plan designed to meet the requirements of Section 401(k) of the Internal Revenue Code. The Retirement Account provides for a matching contribution of forty cents ($.40) for each one dollar ($1.00) of a participant's contribution to the Retirement Account, not to exceed 3 percent of his or her annual compensation (which includes commissions, overtime and bonuses). Participants accrue benefits under the Retirement Account in lieu of payment of compensation to the participant. The amounts shown in this column represent the Company match for the named executives.

                     OPTION/SAR GRANTS IN FISCAL YEAR 1994

    The following table sets forth stock options granted in the fiscal year ending December 31, 1994 to each of the Company's Named Executives. Employees of the Company and its subsidiaries are eligible for stock option grants based on individual performance. The table also sets forth the hypothetical gains that would exist for the options at the end of their ten-year term, assuming compound rates of stock appreciation of 5 percent and 10 percent. The actual future value of the options will depend on the market value of the Company's Common Stock. All option exercise prices are based on the market price on the grant date.

                                                             INDIVIDUAL GRANTS (1)
                                            --------------------------------------------------------  POTENTIAL REALIZABLE
                                              NUMBER OF       PERCENT                                   VALUE AT ANNUAL
                                             SECURITIES      OF TOTAL                                 RATES OF STOCK PRICE
                                             UNDERLYING       OPTIONS                                   APPRECIATION FOR
                                               OPTIONS      GRANTED TO     EXERCISE OR                  OPTION TERM (2)
                                               GRANTED     EMPLOYEES IN    BASE PRICE    EXPIRATION   --------------------
NAME                                             (#)        FISCAL YEAR      ($/SH)         DATE       5% ($)     10% ($)
- ------------------------------------------  -------------  -------------  -------------  -----------  ---------  ---------
R. Randall Rollins........................            0         --             --            --          --         --
Richard A. Hubbell........................       11,000(3)         14%      $    8.00      04/26/04   $  55,350  $ 140,250
Bobby Joe Cudd............................            0         --             --            --          --         --
James A. Lane, Jr.........................            0         --             --            --          --         --
William S. Pegg...........................            0         --             --            --          --         --


(1) Options were granted on April 26, 1994 at a price of $8.00 per share. No Stock Appreciation Rights were granted to the Named Executives during 1994.

(2) These amounts, based on assumed appreciation rates of 5 percent and 10 percent as prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company's stock price. These numbers do not take into account certain provisions of options providing for termination of the option following termination of employment, nontransferability or phased-in vesting. The Company did not use an alternative formula for a grant date valuation as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. Future compensation resulting from option grants is based solely on the performance of the Company's stock price.

(3) These Incentive Stock Options vest and become exercisable 20 percent each year and expire after 10 years.

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

                                                                                  NUMBER OF
                                                                                 SECURITIES          VALUE OF
                                                                                 UNDERLYING        UNEXERCISED
                                                                                 UNEXERCISED       IN-THE-MONEY
                                                                                OPTIONS/SAR'S     OPTIONS/SAR'S
                                                                     VALUE      AT FY-END (#)   AT FY-END ($) (1)
                                                SHARES ACQUIRED    REALIZED     EXERCISABLE/       EXERCISABLE/
NAME                                            ON EXERICSE (#)       ($)       UNEXERCISABLE     UNEXERCISABLE
- ---------------------------------------------  -----------------  -----------  ---------------  ------------------
R. Randall Rollins...........................              0       $       0              0/0      $        0/0
Richard A. Hubbell...........................              0               0    47,065/11,000         159,047/0
Bobby Joe Cudd...............................         25,800          96,750              0/0               0/0
James A. Lane, Jr............................              0               0         47,065/0         159,047/0
William S. Pegg..............................              0               0         47,065/0         159,047/0


(1) Based on the closing price of Company Common Stock on the New York Stock Exchange on December 31, 1994 of $7.625 per share.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN FISCAL YEAR 1994

    Performance restricted stock is granted, but not earned and issued until certain five year tiered performance criteria are met. The performance criteria are predetermined market prices of the Company's stock. On the date that the stock appreciates to each level (determination date), 20 percent of performance shares are earned. Once earned, the stock vests in five years from the determination date. After the determination date, the grantee will receive all dividends declared and also have voting rights to the shares.

                                                                                PERFORMANCE OR
                                                               NUMBER OF         OTHER PERIOD
                                                             SHARES, UNITS     UNTIL MATURATION
NAME                                                      OR OTHER RIGHTS (#)     OR PAYOUT
- --------------------------------------------------------  -------------------  ----------------
R. Randall Rollins......................................               0                  N/A
Richard A. Hubbell......................................          22,000             04/26/99
Bobby Joe Cudd..........................................               0                  N/A
James A. Lane, Jr.......................................               0                  N/A
William S. Pegg.........................................               0                  N/A

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH ON PAGE 11 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

OVERVIEW

    The Compensation Committee is comprised of outside directors who are not eligible to participate in the compensation plans and over whose names this report is presented. The Committee reviews and approves the compensation of the Company's executive officers annually. The actions of executive officers have a profound impact on the short-term and long-term profitability of the Company. Therefore, the design of the executive officer compensation package is very important.

    The Company has an executive compensation package that is driven by an increase in shareholder value, the overall performance of the Company and the individual performance of the executive. The measures of the Company's performance include revenue and net income. The three main components of the executive compensation package are stock based incentive plans, cash incentive plans and base salary.

STOCK BASED INCENTIVE PLANS

    The 1994 Employee Stock Incentive Option Plan was approved by stockholders at the April 26, 1994 meeting. As detailed in the Summary Compensation Table on page 6, the Option/SAR Grant Table on page 7 and the Long-Term Incentive Plan Table on page 8, the Named Executives were awarded an aggregate of 95,000 units in 1994 under this plan. These awards were intended to help insure that the long-term goals of the executives were aligned with those of the Company.
Specific award amounts were determined based on the performance of the individual and took into consideration the number of options awarded in a previous plan that are currently held by the Named Executives.

CASH BASED INCENTIVE PLANS

    A second component of the executive compensation package consists of several cash based incentive plans. The Company has a wide variety of individualized cash based incentive plans which have been developed to reward individual performance. The Company includes several subsidiaries in unrelated industries, so each compensation plan was designed to be motivational and appropriate, based on the norms in that industry. The Company's Stock Appreciation Rights Plan expired in 1994 but no grants were made pursuant thereto.

    Two of the Named Executives, James A. Lane, Jr. and William S. Pegg, have employment agreements with the Company that were first entered into as part of the Company's acquisition of Chaparral Boats, Inc. on November 4, 1986. Under these agreements, each individual receives an annual cash incentive bonus of 10 percent of pretax profit of Chaparral Boats, Inc. These incentive payments were approximately 90 percent of the total cash compensation paid to these executives in 1994. The Committee thinks it is likely that these two executives will, in the foreseeable future, receive in excess of $1 million in aggregate compensation (the maximum amount for which an employer may claim a compensation deduction pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, unless certain performance related compensation exemptions are met) during one fiscal year. As a result, the Company is seeking stockholder approval of these agreements at the April 25, 1995 Stockholders' Meeting in order to qualify for the performance related compensation exemption.

    The other  Named  Executives  participate in  a  variety  of  individualized performance bonus plans designed to encourage achievement of short-term objectives. These plans all have payouts subjectively based on net income, budget objectives, and other individual specific performance objectives. Subjective compensation decisions are based upon these specific performance objectives, which relate to each executive improving the contribution of his functional areas of responsibility to further enhance the earnings of the Company. The Company's philosophy is that the executive should receive a bonus only if these performance targets are met. This means that a significant portion of the compensation package is at risk. The performance bonus as a percent of total compensation will vary in accordance with the type of executive position, ranging up to 100 percent.

    Richard A. Hubbell, the President of the Company earned a $127,500 bonus in 1994 under one of these plans.

BASE SALARY

    The third component is base salary. The Company believes that it is important for the Named Executives to receive acceptable salaries so the Company can keep the senior executive talent it needs to meet the challenges in today's environment. The factors subjectively used in determining base salary include the recent profit performance of the Company, the magnitude of responsibilities, the scope of the position, individual performance and the pay received by others in similar positions. Approximately one-half of the merit percentage increases are based on attainment of the net income objectives for each appropriate functional area of responsibility. The remaining 50 percent of the merit salary increase is subjectively based on the other aforementioned criteria. The decision of the Committee is very subjective and these factors are not used in any specific formula or weighting. The salaries of the Named Executives are reviewed annually, but increases are awarded only when justified by the increase in the Company's shareholder value and the overall performance of the Company. As a result of the improvement in net income in 1994, increases to base pay ranged up to 10 percent for the Named Executives.

CEO PAY

    The 1994 cash compensation of R. Randall Rollins, Chairman and Chief Executive Officer, was $320,000. The Committee feels that due to his significant level of ownership in the Company, the Chief Executive Officer will not participate in an incentive plan at this time. The Committee considers several factors when determining the CEO's salary. These factors include long-term growth in net income, stockholder value improvements as well as his individual performance. The decision of the Committee is subjective and these factors are not used in any specific formula or weighting.

CONCLUSION

    The Committee believes that this mix of conservative market-based salaries, cash incentives for both long-term and short-term performance, and stock based incentives for long-term performance of the Company represent a balance that will motivate the executive team to continue to produce the best results possible given the economic conditions and the cyclical nature of the industries of the subsidiaries. The Committee further believes this program strikes an appropriate balance between the interest of the Company in operating its businesses and appropriate rewards based on shareholder value.

                                          COMPENSATION COMMITTEE

                                          Henry B. Tippie, Chairman
                                          Wilton Looney
                                          James B. Williams

                            COMMON STOCK PERFORMANCE

    As part of the executive compensation information presented in this Proxy Statement, the Securities and Exchange Commission requires a five-year comparison of the cumulative total stockholder return based on the performance of the stock of the Company, assuming dividend reinvestment as compared with both a broad equity market index and an industry or peer group index. The indices included in the following graph are the S & P 500 Index and a peer group which includes those companies that are considered peers of the subsidiaries of the Company. The companies included in the peer group have been weighted according to the respective issuer's stock market capitalization at the beginning of each year. The companies are Brunswick Corporation and Outboard Marine Corporation, which compete with the Company's boat manufacturing subsidiary; and Weatherford International, Inc. and Nowsco Well Service Company, which compete with each of the two largest oil and gas services subsidiaries of the Company. In prior years, H & H Oil Tool Company was included as a peer of the oil and gas services subsidiaries. H & H was acquired during 1994 by Weatherford International, Inc., and as a result Weatherford has replaced H & H in the peer group.

                         COMMON STOCK PERFORMANCE GRAPH

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              RPC        S&P       PEERS
1989          100.00     100.00     100.00
1990          132.69      96.89      70.40
1991          130.77     126.42      87.94
1992          101.92     136.05     106.81
1993          130.77     149.76     131.09
1994          117.31     151.74     129.23

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Prior to June 30, 1984, the Company was a wholly-owned subsidiary of Rollins, Inc. ("Rollins"). On June 30, 1984, Rollins effected a spin-off distribution to its stockholders of all of the outstanding shares of the Company (the "Spin-off"). Messrs. Gary W. Rollins and R. Randall Rollins named in the table under "Capital Stock" on page 2, have substantially similar interests in Rollins.

    The Company receives certain administrative services from Rollins, and also rents office space from Rollins. The service agreements between Rollins and the Company provide for the provision of services on a cost reimbursement basis and are terminable on six months notice. The services covered by these agreements include office space, data processing, administration of certain employee benefit programs, and other administrative services. Charges to the Company (or to corporations which are subsidiaries of the Company) for such services and rent aggregated $505,000 in 1994.

                                 BENEFIT PLANS

    The Company's Retirement Income Plan, effective July 1, 1984, is a trusteed defined benefit pension plan. The amounts shown on the following table are those annual benefits payable for life on retirement at age 65. The amounts computed in this table assume: (a) that the participant remains in the service of the Company until his normal retirement date at age 65; (b) that the participant's earnings continue at the same rate as paid in the fiscal year ended December 31, 1994 during the remainder of his service until age 65; (c) that the normal form of benefit is a single-life annuity, and (d) that the Plan continues without substantial modification. The column entitled remuneration represents all compensation in the compensation table on page 6.

                               PENSION PLAN TABLE

                                      YEARS OF SERVICE
               ---------------------------------------------------------------
REMUNERATION       15           20           25           30           35
- -------------  -----------  -----------  -----------  -----------  -----------
 $   100,000   $    22,500  $    30,000  $    37,500  $    45,000  $    45,000
     200,000        45,000       60,000       75,000       90,000       90,000
     300,000        67,500       90,000      112,500      135,000      135,000
     400,000        90,000      120,000      150,000      180,000      180,000
     500,000       112,500      150,000      187,500      225,000      225,000
     600,000       135,000      180,000      225,000      270,000      270,000
     700,000       157,500      210,000      262,500      315,000      315,000
     800,000       180,000      240,000      300,000      360,000      360,000
     900,000       202,500      270,000      337,500      405,000      405,000
   1,000,000       225,000      300,000      375,000      450,000      450,000

    The above table does not reflect the Plan offset for Social Security average earnings, the maximum benefit limitations under Section 415 of the Internal Revenue Code, or the maximum pay limitation under Section 401(a)(17) of the Internal Revenue Code.

    Retirement income benefits are based on the average of the employee's compensation from the Company for the five consecutive complete calendar years of highest compensation during the last ten consecutive complete calendar years ("final average compensation") immediately preceding the employee's retirement date or, if earlier, the date of his termination of employment. All full-time corporate employees of the Company and its subsidiaries (other than employees subject to collective bargaining agreements) are eligible to participate in the Retirement Income Plan after completing one year of service as an employee. The benefit formula is 1 1/2 percent of final average compensation less 3/4 percent of final average FICA earnings multiplied by years of service (maximum 30 years). The Plan also provides reduced early retirement benefits under certain conditions. In accordance with the Internal Revenue Code of 1986, as amended (the "Code"), the maximum annual benefit that could be payable to a Retirement Income Plan beneficiary in 1994 is $118,800. However, this limitation does not affect previously accrued benefits of those individuals who became entitled to benefits in excess of $118,800 prior to the effective date of the applicable provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Tax Reform Act of 1986. In accordance with the Code (as amended by the Omnibus Budget Reconciliation Act of 1993), the maximum compensation recognized by the Retirement Income Plan was $150,000 in 1994. Retirement benefits accrued at the end of any calendar year will not be reduced by any subsequent changes in the maximum compensation limit. Participants in the Rollins, Inc. Retirement Income Plan who transferred their employment to the Company as a result of the Spin-off participated immediately in the Plan. The current credited years of service for the five individuals named in the executive compensation table are: R. Randall Rollins -- 30, Bobby Joe Cudd -- 17, Richard A. Hubbell -- 8, James A. Lane, Jr.
- -- 7, William S. Pegg -- 7.

                    ITEM 2 -- APPROVAL OF PERFORMANCE-BASED
                            COMPENSATION AGREEMENTS

    James A. Lane, Jr. and William S. Pegg entered into seven-year employment agreements with the Company as part of the Company's acquisition of Chaparral Boats, Inc. ("Chaparral") on November 4, 1986. Under these agreements, each individual receives an annual cash incentive bonus equal to ten percent of pretax profit of Chaparral. These agreements, which expired on November 4, 1993, were renewed for another seven-year term at that time. It is possible that total compensation to each such individual, including amounts paid under each of these agreements, could exceed $1 million for a particular year.

    During 1993, the Code was amended with respect to the tax deductibility of executive compensation. Under these amendments, publicly-held companies such as the Company may not deduct compensation paid to certain executive officers to the extent that such compensation exceeds $1 million in any one year for each such employee. The regulations provide an exception for "performance-based" compensation.

    Compensation payments will be treated as performance-based compensation for these purposes if: (1) such payments are made solely on account of the attainment of one or more preestablished objective performance goals; (2) the performance goals under which the payments are to be made are established by a committee comprised solely of two or more outside directors; (3) such compensation committee certifies in writing prior to payment of the bonus that the performance goals and any other material terms of payment were, in fact, satisfied; and (4) the material terms of the performance goals under which the payments are to be made are disclosed to shareholders and approved by a vote of a majority of the Company's outstanding voting shares.

    The first three  of these requirements  will be met  in connection with  the above-described compensation agreements renewed in 1993. Thus, the only remaining requirement that must be met before the Company would be able to deduct the full amount of incentive bonus payments for tax purposes, is to obtain shareholder approval of the material terms of the Performance-Based Compensation Agreements.

    Accordingly, the Board submits the following resolution for shareholder approval:

    RESOLVED, that the Performance-Based Compensation Agreements as described above are approved.

    Management recommends a vote "FOR" approval of the resolution.

        ITEM 3 -- PROPOSED AMENDMENT OF THE CERTIFICATE OF INCORPORATION

    The stockholders will be asked to vote on the approval of an amendment ("Amendment") to the Company's Certificate of Incorporation whereby the name of the Company would be changed from RPC Energy Services, Inc. to RPC, Inc. The Amendment pertains only to the first paragraph of Article First of the Certificate of Incorporation of the Company. As amended, such paragraph would be as follows:

              "FIRST -- The name of this corporation is RPC, Inc."

    The Company proposes the Amendment because the words "Energy Services" no longer properly describe the mix of business lines conducted by the Company and might be viewed as misleading, therefore, the Board recommends that the words "Energy Services" be deleted from the Company's name, and that the Company be known as RPC, Inc.

    Management recommends a vote "FOR" approval of the Amendment.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Arthur Andersen LLP served as the auditors for the Company for the fiscal year ended December 31, 1994. As is its policy, upon the recommendation of the Audit Committee, the Board of Directors shall select a firm of independent public accountants for fiscal 1995. It is anticipated that a representative of Arthur Andersen LLP will be present at the Annual Meeting to answer questions and make a statement should such representative so desire.

                             SECTION 16 COMPLIANCE

    The Company has completed a review of Forms 3, 4, and 5 and amendments thereto furnished to the Company by all Directors, Officers and greater than 10 percent stockholders subject to the provisions of Section 16 of the Securities Exchange Act of 1934. In addition, the Company has a written representation from all Directors, Officers and greater than 10 percent stockholders from whom no Form 5 was received, indicating that no Form 5 filing was required. Based solely on this review, the Company believes that filing requirements of such persons under Section 16 for the fiscal year ended December 31, 1994 have been satisfied.

                             STOCKHOLDER PROPOSALS

    Appropriate proposals of stockholders intended to be presented at the Company's 1996 Annual Meeting of Stockholders must be received by the Company by November 23, 1995 for inclusion in its proxy statement and form of proxy relating to that meeting. If the date of the next annual meeting is advanced by more than 30 calendar days or delayed by more than 30 calendar days from the date of the annual meeting to which this proxy statement relates, the Company shall, in a timely manner, inform its stockholders of the change and the date by which proposals of stockholders must be received.

                      VOTING PROCEDURES AND VOTE REQUIRED

    The Chairman of the Board of Directors of the Company will select a representative of the Company's transfer agent as Inspector of the Election, to determine the eligibility of persons present at the Meeting to vote and to determine whether the name signed on each proxy card corresponds to the name of a stockholder of the Company. The Inspector shall also determine whether or not a quorum of the shares of the Company (consisting of a majority of the votes entitled to be cast at the Meeting) exists at the Meeting. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a quorum exists and a vote is taken at the Meeting, the Inspector shall tabulate (i) the votes cast for or against each proposal and (ii) the abstentions in respect of each proposal.

    In accordance with the Delaware General Corporation Law, the election of the nominees named herein as directors will require the affirmative vote of a plurality of the votes cast by the shares of Company Common Stock entitled to vote in the election provided that a quorum is present at the Meeting.

    In the case of a plurality vote requirement (as in the election of directors), where no particular percentage vote is required, the outcome is solely a matter of comparing the number of votes cast in favor of a proposal to the number of votes cast against the proposal, and hence only votes for or against the proposal (and not abstentions or broker non-votes) are relevant to the outcome. The proposal for approval of the Performance-Based Compensation Agreements will require the affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote on the proposal. Abstentions will have the effect of "negative" votes with respect to this proposal, while broker non-votes will have no effect on the outcome of the proposal. The proposal to amend the Certificate of Incorporation will require the affirmative vote of a majority of the outstanding shares of Common Stock and entitled to vote on the proposal. Abstentions and broker non-votes will have the effect of "negative" votes with respect to this proposal.

                                 MISCELLANEOUS

    The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, is being mailed to stockholders with this proxy statement.

    Management knows of no business other than the matters set forth herein which will be presented at the meeting. Inasmuch as matters not known at this time may come before the meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the meeting; and it is the intention of the persons named in the proxy to vote in accordance with their best judgment on such matters.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           Linda H. Graham, Secretary

Atlanta, Georgia
March 22, 1995

                                PERFORMANCE-BASED
                             COMPENSATION AGREEMENT



     THIS AGREEMENT, entered into as of this 4th day of November, 1993, between CHAPARRAL BOATS, INC., a Georgia corporation (hereinafter called the "Company"), and WILLIAM S. PEGG (hereinafter called the "Employee").


                              W I T N E S S E T H:


     WHEREAS, the Company desires to employ Employee and Employee desires to accept employment on the terms and conditions hereinafter stated; and

     NOW, THEREFORE, in consideration of the employment of Employee by the Company, and the promises and mutual covenants and agreements herein contained, the parties agree as follows:

                                 1. Definitions

     (a) The term "Pre-tax Profits" as used herein means the profits of the Company determined in accordance with generally accepted accounting principles consistently applied prior to:

            (i) any provision being made for a Special Payment (as defined in Section 1(c);

           (ii)   any recognition of an extraordinary gain or loss;

          (iii)   any provision for federal and state income taxes;

           (iv) any provision being made for the bonus provided for in Section 3(b) hereof and any bonus provided for in Section 3(b) of the performance based compensation agreement between the Company and James A. Lane, Jr. dated the date hereof; and

          The parties acknowledge that in determining Pre-tax Profits (i) the cost of the payments referred to in Section 3(b) hereof shall be expensed in the period accrued; (ii) interest on the amount of working capital employed for expansion through acquisitions and/or for Capital Improvements shall accrue for the account of Parent at the rate of one-half percent (1/2%) over the prime rate charged by SunTrust Bank, Atlanta, Georgia at the date of such employment of funds, which interest shall accrue from the date such funds are contributed or designated for such employment through the date on which such funds are deemed repaid to

          Parent; and (iii) such profit shall be determined by the independent certified public accountant regularly employed by the Company in accordance with generally accepted accounting principles consistently applied except as herein modified; and, in particular, a sale of goods by the Company shall not be deemed to occur until the purchaser accepts delivery thereof.

     (b) The term "Parent" as used herein means RPC Energy Services, Inc., a Delaware corporation.

     (c) The term "Special Payment" as used herein means any management fee or charge assessed by Parent against the Company other than charges (which are no greater than would be charged by an unrelated third party) for goods and services furnished to the Company by Parent of a type which the Company customarily obtains or requests and which the Company would require or would desire to obtain from a third party but for their availability from or through Parent. Additionally, the term "Special Payment" shall include intercompany overhead allocation or general accounting fee.

                               2.  Term and Duties

     (a) Employee shall serve the Company as its Executive Vice President, Chief Operating Officer and Secretary for a term of seven years beginning November 4, 1993 and ending November 3, 2000 unless earlier terminated as provided herein.

     (b) In addition to those duties and responsibilities set forth in the corporate bylaws of the Company, Employee shall have the duties of leadership and responsibility normally associated with the offices of Executive Vice President, Chief Operating Officer and Secretary and shall be responsible for marketing, boat design, manufacturing, delivery and maintenance. He shall use his best efforts to perform his duties in a manner which is in the best interest of the Company. His responsibilities shall include the negotiation and execution of contracts on behalf of the Company in the ordinary course of business, and the employment and supervision of personnel required for the operation of the Company, and such other duties consistent with his position with the Company as may from time to time be assigned to him by the Chairman of the Board of Directors of the Company or the President of the Parent if the Board of Directors of the Company shall so designate.

     (c)  For so long as Employee is employed by the Company, Employee agrees
          (i) to devote all his time, energy and skill during regular business hours to the performance of the duties of his employment (accrued vacations and reasonable absences due to illness excepted), and (ii) not to engage directly or indirectly in any active work for which he receives compensation or other emolument without the prior written consent of the Chairman of the Board of Directors of the

          Company or such other person as the Board of Directors of the Company shall designate from time to time, provided that nothing contained herein shall be deemed to preclude Employee from owning 1% or less of the outstanding shares of any publicly traded company or from serving on the board of directors of any company in which Employee invests in accordance with the terms of this Agreement.

                                3.  Compensation

     (a) Employee shall receive a base salary of $67,841 per year paid in approximately equal weekly installments in arrears and in accordance with the Company's normal payroll and withholding procedures.

     (b) In addition to the compensation provided for in Section 3(a) hereof, Employee shall be paid an incentive bonus equal to ten (10%) percent of Pre-tax Profits. The Pre-tax Profits for each fiscal year (or part thereof) during the term of this Agreement shall be estimated at the end of each calendar month and an advance payment of the amount of the estimated incentive bonus which has been earned during such fiscal year (less previous advances) shall be paid to Employee following such determination and prior to the end of the next following month. The definitive amount of the incentive bonus shall be determined by the firm of certified public accountants employed by the Parent in connection with their examination of the financial statements of the Company for each fiscal year during the term of this Agreement which determination shall be final and binding on Employee and the Company. Following such determination the Company shall pay Employee any additional incentive bonus due him or Employee shall reimburse the Company for any over-payments of the incentive bonus, as the case may be.

                                   4. Notices

     Any notice required or permitted to be given to one party by the other party hereto pursuant to this Agreement shall be in writing and shall be personally delivered or sent by United States Mail, certified or registered, return receipt requested, first class postage and charges prepaid, in envelopes addressed to the parties as follows:

               EMPLOYEE:      William S. Pegg
                              Sandy Bluff Road
                              Nashville, Georgia  31639

               COMPANY:       Chaparral Boats, Inc.
                              c/o RPC Energy Services, Inc.
                              2170 Piedmont Road, N.E.
                              Atlanta, Georgia  30324
                              Attention:  Richard A. Hubbell
or at such other addresses as shall be designated in writing as aforesaid by either party to the other party hereto. Notices delivered in person shall be effective on the date of delivery. Notices sent by United States Mail shall be effective upon the date of actual receipt.


                                 5.  Assignment

     The assignment by Employee of this Agreement or any interest herein, or of any money due or to become due by reason of the terms hereof, without the prior written consent of the Company, shall be void. This Agreement may be assigned by the Company to any subsidiary or successor; provided, that in the event of any such assignment, the Company shall obtain an instrument in writing from such assignee assuming the obligations of the Company hereunder and shall deliver an executed copy thereof to Employee.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement and have affixed their seals as of the date first above written.

                                   COMPANY:

                                   CHAPARRAL BOATS, INC.


                                   By:    RICHARD A. HUBBELL
                                          -------------------------
                                          Richard A. Hubbell
                                   Its:   Vice President




                              (CORPORATE SEAL)

Attest or Witness:


By:  Stanley Cole
     --------------------

Title: Pilot
       ----------------


                                   EMPLOYEE:


                                   William S. Pegg                    (SEAL)
                                   -----------------------------------
                                   William S. Pegg

                                PERFORMANCE-BASED
                             COMPENSATION AGREEMENT



          THIS AGREEMENT, entered into as of this 4th day of November, 1993, between CHAPARRAL BOATS, INC., a Georgia corporation (hereinafter called the "Company"), and JAMES A. LANE, JR. (hereinafter called the "Employee").


                              W I T N E S S E T H:


     WHEREAS, the Company desires to employ Employee and Employee desires to accept employment on the terms and conditions hereinafter stated; and

     NOW, THEREFORE, in consideration of the employment of Employee by the Company, and the promises and mutual covenants and agreements herein contained, the parties agree as follows:

                                 1. Definitions

     (a) The term "Pre-tax Profits" as used herein means the profits of the Company determined in accordance with generally accepted accounting principles consistently applied prior to:

            (i) any provision being made for a Special Payment (as defined in Section 1(c);

           (ii)  any recognition of an extraordinary gain or loss;

          (iii)  any provision for federal and state income taxes;

           (iv) any provision being made for the bonus provided for in Section 3(b) hereof and any bonus provided for in Section 3(b) of the performance based compensation agreement between the Company and William S. Pegg dated the date hereof; and

          The parties acknowledge that in determining Pre-tax Profits (i) the cost of payments referred to in Section 3(b) hereof shall be expensed in the period accrued; (ii) interest on the amount of working capital employed for expansion through acquisitions and/or for Capital Improvements shall accrue for the account of Parent at the rate of one-half percent (1/2%) over the prime rate charged by SunTrust Bank, Atlanta, Georgia at the date of such employment of funds, which interest shall accrue from the date such funds are contributed or designated for such employment through the date on which such funds are deemed repaid to

          Parent; and (iii) such profit shall be determined by the independent certified public accountant regularly employed by the Company in accordance with generally accepted accounting principles consistently applied except as herein modified; and, in particular, a sale of goods by the Company shall not be deemed to occur until the purchaser accepts delivery thereof.

     (b) The term "Parent" as used herein means RPC Energy Services, Inc., a Delaware corporation.

     (c) The term "Special Payment" as used herein means any management fee or charge assessed by Parent against the Company other than charges (which are no greater than would be charged by an unrelated third party) for goods and services furnished to the Company by Parent of a type which the Company customarily obtains or requests and which the Company would require or would desire to obtain from a third party but for their availability from or through Parent. Additionally, the term "Special Payment" shall include intercompany overhead allocation or general accounting fee.

                               2.  Term and Duties

     (a) Employee shall serve the Company as its President, Chief Executive Officer, Chief Financial Officer and Treasurer for a term of seven years beginning November 4, 1993 and ending November 3, 2000 unless earlier terminated as provided herein.

     (b) In addition to those duties and responsibilities set forth in the corporate bylaws of the Company, Employee shall have the duties of leadership and responsibility normally associated with the offices President, Chief Executive Officer, Chief Financial Officer and Treasurer of and shall be responsible for marketing, dealer relations, accounting and administration. He shall use his best efforts to perform his duties in a manner which is in the best interest of the Company. His responsibilities shall include the negotiation and execution of contracts on behalf of the Company in the ordinary course of business, and the employment and supervision of personnel required for the operation of the Company, and such other duties consistent with his position with the Company as may from time to time be assigned to him by the Chairman of the Board of Directors of the Company or the President of the Parent if the Board of Directors of the Company shall so designate.

     (c)  For so long as Employee is employed by the Company, Employee agrees
          (i) to devote all his time, energy and skill during regular business hours to the performance of the duties of his employment (accrued vacations and reasonable absences due to illness excepted), and (ii) not to engage directly or indirectly in any active work for which he receives compensation or other emolument without the prior written consent of the Chairman of the Board of Directors of the

          Company or such other person as the Board of Directors of the Company shall designate from time to time, provided that nothing contained herein shall be deemed to preclude Employee from owning 1% or less of the outstanding shares of any publicly traded company or from serving on the board of directors of any company in which Employee invests in accordance with the terms of this Agreement.

                                3.  Compensation

     (a) Employee shall receive a base salary of $67,841 per year paid in approximately equal weekly installments in arrears and in accordance with the Company's normal payroll and withholding procedures.

     (b) In addition to the compensation provided for in Section 3(a) hereof, Employee shall be paid an incentive bonus equal to ten (10%) percent of Pre-tax Profits. The Pre-tax Profits for each fiscal year (or part thereof) during the term of this Agreement shall be estimated at the end of each calendar month and an advance payment of the amount of the estimated incentive bonus which has been earned during such fiscal year (less previous advances) shall be paid to Employee following such determination and prior to the end of the next following month. The definitive amount of the incentive bonus shall be determined by the firm of certified public accountants employed by the Parent in connection with their examination of the financial statements of the Company for each fiscal year during the term of this Agreement which determination shall be final and binding on Employee and the Company. Following such determination the Company shall pay Employee any additional incentive bonus due him or Employee shall reimburse the Company for any over-payments of the incentive bonus, as the case may be.

                                   4.  Notices

     Any notice required or permitted to be given to one party by the other party hereto pursuant to this Agreement shall be in writing and shall be personally delivered or sent by United States Mail, certified or registered, return receipt requested, first class postage and charges prepaid, in envelopes addressed to the parties as follows:

          EMPLOYEE:      James A. Lane, Jr.
                         Industrial Park Blvd.
                         Nashville, Georgia  31639

          COMPANY:       Chaparral Boats, Inc.
                         c/o RPC Energy Services, Inc.
                         2170 Piedmont Road, N.E.
                         Atlanta, Georgia  30329
                         Attention:  Richard A. Hubbell
or at such other addresses as shall be designated in writing as aforesaid by either party to the other party hereto. Notices delivered in person shall be effective on the date of delivery. Notices sent by United States Mail shall be effective upon the date of actual receipt.

                                  5. Assignment

     The assignment by Employee of this Agreement or any interest herein, or of any money due or to become due by reason of the terms hereof, without the prior written consent of the Company, shall be void. This Agreement may be assigned by the Company to any subsidiary or successor; provided, that in the event of any such assignment, the Company shall obtain an instrument in writing from such assignee assuming the obligations of the Company hereunder and shall deliver an executed copy thereof to Employee.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement and have affixed their seals as of the date first above written.

                              COMPANY:

                              CHAPARRAL BOATS, INC.


                              By:    Richard A. Hubbell
                                     ----------------------------
                                     Richard A. Hubbell
                              Its:   Vice President


                                                  (CORPORATE SEAL)
Attest or Witness:


By:   Stanley Cole
   ------------------------

Title: Pilot
      --------------------


                                     EMPLOYEE:


                                     James A. Lane, Jr.                 (SEAL)
                                     -----------------------------------
                                     James A. Lane, Jr.

                           RPC ENERGY SERVICES, INC.
     PROXY SOLICITED BY THE BOARD OF DIRECTORS OF RPC ENERGY SERVICES, INC. FOR ANNUAL MEETING OF STOCKHOLDERS ON TUESDAY, APRIL 25, 1995, 9:00 A.M.

The undersigned hereby constitutes and appoints GARY W. ROLLINS, R. RANDALL ROLLINS, and each of them, jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 25, 1995 at 9:00 A.M. at 2170 Piedmont Road, NE, Atlanta, Georgia, or any adjournment thereof.

The undersigned acknowledges receipt of Notice of the aforesaid Annual Meeting and Proxy Statement, each dated March 22, 1995, grants authority to said proxies, or either of them, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting and hereby ratifies and confirms all that said proxies or their substitutes may lawfully do in the undersigned's name, place and stead. The undersigned instructs said proxies, or either of them, to vote as follows:

1.   / / FOR all Class III nominees;        / / FOR all three Class III nominees,       / / ABSTAIN from voting for the election of
                                              EXCEPT AS INDICATED BELOW;           or     Wilton Looney, Charles R. Patterson, Jr.
                                                                                          and Gary W. Rollins as Class III
                                                                                        Directors.
     (INSTRUCTIONS: TO REFRAIN FROM VOTING FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

- ------------------------------------------------------------------------------------------------------------------------------------
2.   / / FOR the approval of the            / / AGAINST the approval of the             / / ABSTAIN from voting for the approval of
     Performance-                               Performance-Based Compensation              the Performance-Based Compensation
       Based Compensation Agreement;            Agreement;                         or       Agreement.
3.   / / FOR the amendment to the           / / AGAINST the amendment to the            / / ABSTAIN from voting for the approval of
     Certificate of Incorporation to            Certificate of Incorporation to             the amendment to the Certificate of
         change the corporate name to RPC,      change the corporate name to RPC,           Incorporation to change the corporate
         Inc.;                                  Inc.;                              or       name to RPC, Inc.

                                     (OVER)

                        (CONTINUED FROM THE OTHER SIDE)

4. ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

ALL PROXIES SIGNED AND RETURNED WILL BE VOTED OR NOT VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, BUT THOSE WITH NO CHOICE WILL BE VOTED "FOR" THE ABOVE-NAMED NOMINEES FOR DIRECTOR AND "FOR" EACH OF THE OTHER ABOVE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                                                            PROXY
                                             Please sign below, date and return
                                                          promptly.

                                             -----------------------------------

                                             -----------------------------------
                                                          Signature
                                             Dated: ______________________, 1995

                                             (Signature should  conform to  name
                                             and    title    stenciled   hereon.
                                             Executors, administrators,
                                             trustees, guardians  and  attorneys
                                             should   add   their   title   upon
                                             signing.)

NO POSTAGE REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES.